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                        BROWN,CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                               3500 CAREW TOWER
J. W. BROWN (1911-1995)         441 VINE STREET              JOANN M. STRASSER
JAMES R. CUMMINS            Cincinnati, Ohio 45202           PAMELA L. KOGUT
ROBERT S BROWN             TELEPHONE (513) 381-2121          AARON A. VANDERLAAN
DONALD S. MENDELSOHN       TELECOPIER (513) 381-2125
LYNNE SKILKEN                                                  OF COUNSEL
AMY G. APPLEGATE                                               GILBERT BETTMAN
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN



                                 April 30, 1999

Johnson Mutual Funds Trust
3777 West Fork Road
Cincinnati, Ohio  45247


Gentlemen:

         A legal opinion that we prepared was filed with your Post-Effective Amendment No. 7 to your Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 11 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                         Very truly yours,

                                         /s/

                                         Brown, Cummins & Brown Co., L.P.A.

BCB/jlm